UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 1, 2017

(Date of earliest event reported)

Legend Oil and Gas, Ltd.

(Exact Name of Registrant as Specified in Charter)

Colorado (State or Other Jurisdiction of Incorporation)	000-49752 (Commission File Number)	84-1570556 (IRS Employer Identification No.)

555 Northpoint Center East, Suite 400 Alpharetta, GA (Address of Principal Executive Offices)	30022 Zip Code

(678) 366-4587

(Registrant’s telephone number, including area code)

(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The disclosure below under Item 3.02 is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K with respect to the issuance and the terms of the Debenture is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sale of Equity Securities

On January 3, 2017, the Company entered into a Securities Purchase Agreement with Hillair Capital Investments, L.P. (“Purchaser”) pursuant to which it issued an Original Issue Discount Senior Convertible Debenture (the “Debenture”) to the Purchaser in the aggregate amount of $385,000, payable in full on March 1, 2018. The Debenture is convertible into up to 12,833,333 shares of Common Stock at a conversion price of $.03 per share. The repayment of the Debenture is unsecured.

After taking into account the original issue discount and diligence costs and fees, the net proceeds received by the Company was $345,000.

These transactions are exempt from registration subject to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 5.02	Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Sean M. McAvoy, age 52, was appointed as a director of the Company as of January 1, 2017. Sean is a founding member, since 2010, of Hillair Capital Management LLC and its affiliated funds. He has over twenty years of experience in structuring and negotiating transactions primarily in the public markets. Between 1996 and 2008, Sean was a member of the mergers and acquisitions, private equity and corporate finance practices at Jones Day, an international law firm, where he served as a founding partner of the firm’s Silicon Valley office from 2002 to 2008. At Jones Day, Sean represented public companies and their boards of directors, as well as financial sponsors, in domestic and cross-border mergers and acquisitions, auctioned dispositions, unsolicited and negotiated tender offers, leveraged buyouts, including going-private transactions, and leveraged recapitalizations. Sean also counseled boards of directors and senior management regarding corporate governance, fiduciary duty and takeover preparedness as well as disclosure obligations. Prior to his corporate legal career, Sean served as a Legislative Aide to Senator William S. Cohen and as a Professional Staff Member of the United States Senate Governmental Affairs Committee. Sean also served as a Special Counsel and senior staff member on Senator John McCain’s 2008 presidential campaign. Currently, Sean serves on the boards of SG Blocks, Inc., the premier innovator and designer of container-based structures, and The Orvis Company, Inc., a specialty retailer and sporting goods company and also on the board of The Pacific Research Institute, a California-based free-market think tank. Sean is an honors graduate of Williams College and earned advanced degrees at the London School of Economics and Political Science, where he was an AFLSE Scholar, and Georgetown University Law School, where he was a member of the Georgetown Journal of International Law.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Years.

Effective January 4, 2017, the Company’s Board of Directors and the sole holder of the Company’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”) amended its Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock. The amendment increased the number of designated shares of Series B Preferred Stock from 9,643 shares to 10, 643 shares.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibits

3.1	Amended Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock dated effective January 4, 2017

4.1	Original Discount Senior Convertible Debenture Due March 1, 2018.

10.1	Securities Purchase Agreement dated January 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Legend Oil and Gas, Ltd.

Date: January 5, 2016	By:	/s/ Warren S. Binderman
Warren S. Binderman
Chief Executive Officer